EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to the Acquisition Stock Option Plan of Inter-Tel, Incorporated of our report dated February 20, 1998 with respect to the consolidated financial statements and schedule of Inter-Tel, Incorporated, which is included in the Company's Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                           /s/ ERNST & YOUNG LLP

Phoenix, Arizona
November 10, 1998